Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Moving Box, Inc.

We hereby consent to this inclusion in this Registration Statement on Form S-1, of our report dated July 22, 2010, of Moving Box, Inc. relating to the financial statements as of March 31, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

 /s/ M&K CPAS, PLLC

 Houston, Texas

August 6, 2010